EXHIBIT 99.1
INTRODUCTION
     The condensed consolidated financial statements from Discovery Communications, Inc.’s most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the Securities and Exchange Commission (the “Commission”) on May 4, 2009 (the “March 2009 Form 10-Q”) included in this Exhibit 99.1 have been revised to include a note with condensed consolidating financial information reflecting the consolidation of Discovery with Discovery Communications, LLC (“DCL”), Discovery Communications Holding, LLC (“DCH”) (DCL and DCH are 100% owned subsidiaries of the Company), and the direct and indirect non-guarantor subsidiaries of Discovery as of March 31, 2009 and December 31, 2008, and for the three months ended March 31, 2009 and 2008 (refer to Note 21). This condensed consolidating financial information is being provided in connection with the shelf registration of certain fully and unconditionally guaranteed debt securities.
     The Company has included the entire text of the affected section. No other sections of the March 2009 Form 10-Q are being revised by this filing. Information in the March 2009 Form 10-Q is generally stated as of March 31, 2009 and this filing does not reflect any subsequent information or events other than the addition of the condensed consolidating financial information described above. Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the March 2009 Form 10-Q for any information, uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is included in the Company’s other filings with the Commission. The financial information contained herein should be read in conjunction with the March 2009 Form 10-Q and the Company’s other filings. Other filings contain important information regarding events, developments and updates to certain expectations of the Company that have occurred since the filing of the March 2009 Form 10-Q.

ITEM 1. Financial Statements.
DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except per share amounts)

	March 31,	December 31,
	2009	2008
		(recast)
ASSETS
Current assets:
Cash and cash equivalents	$142	$100
Receivables, net of allowances of $17 and $16, respectively	740	780
Content rights, net	80	73
Prepaid expenses and other current assets	150	156

Total current assets	1,112	1,109

Noncurrent content rights, net	1,192	1,163
Property and equipment, net	384	395
Goodwill	6,889	6,891
Intangible assets, net	702	716
Other noncurrent assets	196	210

Total assets	$10,475	$10,484

LIABILITIES, REDEEMABLE INTERESTS IN SUBSIDIARIES, AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$371	$421
Current portion of long-term debt	586	458
Other current liabilities	217	191

Total current liabilities	1,174	1,070

Long-term debt	3,137	3,331
Other noncurrent liabilities	438	473

Total liabilities	4,749	4,874

Commitments and contingencies (Note 18)	—	—
Redeemable interests in subsidiaries	49	49

Equity:
Series A preferred stock, $0.01 par value; authorized 75 shares; issued and outstanding 71 shares at March 31, 2009 and 70 shares at December 31, 2008	1	1
Series C preferred stock, $0.01 par value; authorized 75 shares; issued and outstanding 71 shares at March 31, 2009 and 70 shares at December 31, 2008	1	1
Series A common stock, $0.01 par value; authorized 1,700 shares; issued and outstanding 134 shares at March 31, 2009 and December 31, 2008	1	1
Series B common stock, $0.01 par value; authorized 100 shares; issued and outstanding 7 shares at March 31, 2009 and December 31, 2008	—	—
Series C common stock, $0.01 par value; authorized 2,000 shares; issued and outstanding 141 shares at March 31, 2009 and December 31, 2008	2	2
Additional paid-in capital	6,550	6,545
Accumulated deficit	(817)	(936)
Accumulated other comprehensive loss	(85)	(78)

Equity attributable to Discovery Communications, Inc.	5,653	5,536
Equity attributable to non-controlling interests	24	25

Total equity	5,677	5,561

Total liabilities, redeemable interests in subsidiaries, and equity	$10,475	$10,484

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
		(recast)
Revenues:
Distribution	$425	$402
Advertising	301	304
Other	91	103

Total revenues	817	809

Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization listed below	253	242
Selling, general and administrative	281	251
Depreciation and amortization	38	47
Exit and restructuring charges	3	—

Total operating costs and expenses	575	540

Operating income	242	269

Interest expense	(57)	(69)
Other non-operating income (expense), net	8	(16)

Income before income taxes	193	184

Provision for income taxes	(70)	(110)

Net income	123	74
Less: Net income attributable to non-controlling interests	(4)	(40)

Net income attributable to Discovery Communications, Inc.	$119	$34

Net income per share attributable to Discovery Communications, Inc. stockholders:
Basic	$0.28	$0.12

Diluted	$0.28	$0.12

Weighted average number of shares outstanding:
Basic	422	282

Diluted	422	282

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Three Months Ended
	March 31,
	2009	2008
		(recast)
Operating Activities
Net income	$123	$74
Adjustments to reconcile net income to cash provided by operating activities:
Share-based compensation expense (benefit)	37	(36)
Depreciation and amortization	38	63
Deferred income taxes	(22)	46
Other noncash expenses, net	10	37
Changes in operating assets and liabilities, net of discontinued operations:
Receivables, net	28	(26)
Accounts payable and accrued liabilities	(55)	(79)
Other, net	(19)	(12)

Cash provided by operating activities	140	67

Investing Activities
Purchases of property and equipment	(20)	(22)
Net cash acquired from Newhouse Transaction	—	45
Business acquisitions, net of cash acquired	—	(3)
Proceeds from sale of securities	—	24

Cash (used in) provided by investing activities	(20)	44

Financing Activities
Net borrowings from revolver loan	3	159
Principal repayments of long-term debt	(66)	(184)
Principal repayments of capital lease obligations	(3)	(2)
Cash distribution to non-controlling interest	(5)	—
Other financing activities, net	(3)	(10)

Cash used in financing activities	(74)	(37)

Effect of exchange rate changes on cash and cash equivalents	(4)	9

Change in cash and cash equivalents	42	83
Cash and cash equivalents of continuing operations, beginning of period	100	8
Cash and cash equivalents of discontinued operations, beginning of period	—	201

Cash and cash equivalents, end of period	$142	$292

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EQUITY
(unaudited; in millions)

	Three Months Ended			Three Months Ended
	March 31, 2009			March 31, 2008
	Discovery			Discovery
	Communications,	Non-controlling		Communications,	Non-controlling
	Inc.	Interests	Total Equity	Inc.	Interests	Total Equity
				(recast)	(recast)	(recast)
Balance as of beginning of period	$5,536	$25	$5,561	$4,495	$9	$4,504
Cash distribution to non-controlling interest	—	(5)	(5)	—	—	—
Net income	119	4	123	34	40	74
Other comprehensive (loss) income:
Foreign currency translation adjustments, net	(10)	—	(10)	3	1	4
Unrealized gains (losses) on securities and derivative instruments, net	3	—	3	(5)	(3)	(8)

Total comprehensive income	112	4	116	32	38	70
Share-based compensation	5	—	5	—	—	—

Balance as of end of period	$5,653	$24	$5,677	$4,527	$47	$4,574

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Description of Business
     Discovery Communications, Inc. (“Discovery” or the “Company”) is a leading global media and entertainment company that provides original and purchased programming across multiple distribution platforms in the United States (U.S.) and approximately 170 other countries, with over 100 television networks offering customized programming in 35 languages. Discovery also develops and sells consumer and educational products and services as well as media sound services in the U.S. and internationally. In addition, the Company owns and operates a diversified portfolio of website properties and other digital services. The Company manages and reports its operations in three segments: U.S. Networks, consisting principally of domestic cable and satellite television network programming, web brands, and other digital services; International Networks, consisting principally of international cable and satellite television network programming; and Commerce, Education, and Other, consisting principally of e-commerce, catalog, sound production, and domestic licensing businesses. Financial information for Discovery’s reportable segments is presented in Note 19.
     Discovery was formed in connection with Discovery Holding Company (“DHC”) and Advance/Newhouse Programming Partnership (“Advance/Newhouse”) combining their respective ownership interests in Discovery Communications Holding, LLC (“DCH”) and exchanging those interests with and into Discovery, which was consummated on September 17, 2008 (the “Newhouse Transaction”). Prior to the Newhouse Transaction, DCH was a stand-alone private company, which was owned approximately 66 2/3% by DHC and 33 1/3% by Advance/Newhouse. The Newhouse Transaction was completed as follows:
•	On September 17, 2008, DHC completed the spin-off to its shareholders of Ascent Media Corporation (“AMC”), a subsidiary holding the cash and businesses of DHC, except for certain businesses that provide sound, music, mixing, sound effects, and other related services (“Creative Sound Services” or “CSS”) (the “AMC spin-off”) (such businesses remain with the Company following the completion of the Newhouse Transaction). The AMC spin-off was effected as a distribution by DHC to holders of its Series A and Series B common stock. In connection with the AMC spin-off, each holder of DHC Series A common stock received 0.05 of a share of AMC Series A common stock and each holder of DHC Series B common stock received 0.05 of a share of AMC Series B common stock. The AMC spin-off did not involve the payment of any consideration by the holders of DHC common stock and was structured as a tax free transaction under Sections 368(a) and 355 of the Internal Revenue Code of 1986, as amended. There was no gain or loss related to the spin-off. Subsequent to the AMC spin-off, the companies no longer have any ownership interests in each other and operate independently.

•	On September 17, 2008, immediately following the AMC spin-off, DHC merged with a transitory merger subsidiary of Discovery, with DHC continuing as the surviving entity and as a wholly-owned subsidiary of Discovery. In connection with the merger, each share of DHC Series A common stock was converted into the right to receive 0.50 of a share of Discovery Series A common stock and 0.50 of a share of Discovery Series C common stock. Similarly, each share of DHC Series B common stock was converted into the right to receive 0.50 of a share of Discovery Series B common stock and 0.50 of a share of Discovery Series C common stock.

•	On September 17, 2008, immediately following the exchange of shares between Discovery and DHC, Advance/Newhouse contributed its ownership interests in DCH and Animal Planet to Discovery in exchange for Discovery Series A and Series C convertible preferred stock. The preferred stock is convertible at any time into Discovery common stock representing 33 1 / 3 % of the Discovery common stock issued in connection with the Newhouse Transaction, subject to certain anti-dilution adjustments.
     As a result of the Newhouse Transaction, DHC and DCH became wholly-owned subsidiaries of Discovery, with Discovery becoming the successor reporting entity to DHC.
Changes in Basis of Presentation
     The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. This recast reflects (i) the gross combined financial information of both DHC and DCH as though the Newhouse Transaction was consummated on January 1, 2008, (ii) adjustments to revenues and expenses to exclude amounts for Ascent Media Corporation, Ascent Media Systems & Technology Services, LLC, and Ascent Media CANS, LLC, which were disposed of in September 2008, and (iii) the adoption of Financial Accounting Standards Board (“FASB”) Statement No. 160, Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 (“FAS 160”) (see Note 2).

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Newhouse Transaction
     In accordance with Accounting Research Bulletin No. 51, Consolidated Financial Statements (“ARB 51”), as amended, paragraph 11, these condensed consolidated financial statements and notes present the Newhouse Transaction as though it was consummated on January 1, 2008. Accordingly, Discovery’s condensed consolidated financial statements and notes include the gross combined financial results of both DHC and DCH since January 1, 2008, as permitted under U.S. generally accepted accounting principles (“GAAP”).
     Prior to the Newhouse Transaction, DHC accounted for its ownership interest in DCH using the equity method. Accordingly, DHC presented its portion of DCH’s earnings in a separate account in its Statements of Operations. Because the Newhouse Transaction is presented as of January 1, 2008, the Condensed Consolidated Statement of Operations for the three months ended March 31, 2008 includes the gross combined revenues and expenses of both DHC and DCH and do not include the portion of DCH’s earnings previously recorded in DHC’s Statements of Operations as equity investee income during the period January 1, 2008 through March 31, 2008. Additionally, the Condensed Consolidated Statement of Operations for the three months ended March 31, 2008 presents a portion of DCH’s earnings as being allocated to Advance/Newhouse for the period January 1, 2008 through March 31, 2008 in a separate account titled Net income attributable to non-controlling interests.
     Pursuant to FASB Technical Bulletin No. 85-5, Issues Relating to Accounting for Business Combinations (“FTB 85-5”), Discovery accounted for the Newhouse Transaction as a non-substantive merger. Accordingly, the assets and liabilities of DCH and DHC were accounted for at the investors’ historical bases prior to the Newhouse Transaction.
     The condensed consolidated financial statements for the three months ended March 31, 2008 reflect certain reclassifications of each company’s financial information to conform to Discovery’s financial statement presentation, as follows:
•	The Condensed Consolidated Statement of Operations has been adjusted to eliminate the portion of DCH’s earnings recorded by DHC using the equity method during the period January 1, 2008 through March 31, 2008.

•	The Condensed Consolidated Statement of Operations has been adjusted to allocate $33 million of DCH’s earnings to Advance/Newhouse for the period January 1, 2008 through March 31, 2008, which is recorded as a component of the account titled Net income attributable to non-controlling interests .

•	Other comprehensive income and Total comprehensive income are reported in the Condensed Consolidated Statement of Equity rather than in the Condensed Consolidated Statement of Operations.

•	DHC’s results, excluding unallocated corporate costs and discontinued operations, have been reported in the Commerce, Education, and Other segment. Unallocated corporate costs are classified in the “Corporate and intersegment eliminations” category.

•	All DHC share and per share data have been adjusted to reflect the exchange with and into Discovery shares, unless otherwise indicated.
Discontinued Operations
     In connection with the Newhouse Transaction, DHC completed the spin-off to its shareholders of AMC. Additionally, in September 2008, DHC sold its ownership interests in Ascent Media Systems & Technology Services, LLC (“AMSTS”) and Ascent Media CANS, LLC (DBA “AccentHealth”). ASMTS and AccentHealth were components of the AMC business. Revenues and expenses in the Condensed Consolidated Statement of Operations for the three months ended March 31, 2008 have been adjusted to exclude amounts for AMC, AMSTS, and AccentHealth. The combined net operating results for these entities were break even for the three months ended March 31, 2008, and therefore, their results of operations are not separately presented as discontinued operations in the Condensed Consolidated Statement of Operations. Cash flows from AMC, AMSTS, and AccentHealth have not been segregated as discontinued operations in the Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2008. A description of the transactions is included in Note 4.
Basis of Presentation
Unaudited Interim Financial Statements
     The condensed consolidated financial statements have been prepared in accordance with U.S. GAAP applicable to interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. The condensed consolidated financial statements are unaudited; however, in the opinion of management,

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
they reflect all adjustments, consisting of those of a normal recurring nature, necessary to present fairly the financial position, the results of operations, and cash flows for the periods presented in conformity with U.S. GAAP applicable to interim periods. The results of operations for the interim periods presented are not necessarily indicative of results for the full year or future periods.
     The condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto, included in Discovery Communications, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 (SEC File No. 001-34177) filed on February 26, 2009.
Use of Estimates
     The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the amounts reported in the consolidated financial statements and notes thereto. Management continually re-evaluates its estimates, judgments, and assumptions and management’s assessments could change. Actual results may differ from those estimates, judgments, and assumptions and could have a material impact on the consolidated financial statements.
     Significant estimates, judgments, and assumptions inherent in the preparation of the consolidated financial statements include consolidation of variable interest entities, accounting for business acquisitions, dispositions, allowances for doubtful accounts, content rights, asset impairments, redeemable interests in subsidiaries, estimating fair value, revenue recognition, depreciation and amortization, share-based compensation, income taxes, and contingencies.
Consolidation and Accounting for Investments
     The condensed consolidated financial statements include the accounts of Discovery, all majority-owned subsidiaries in which a controlling interest is maintained, and variable interest entities for which the Company is the primary beneficiary. Controlling interest is determined by majority ownership interest and the ability to unilaterally direct or cause the direction of management and policies of an entity after considering any third-party participatory rights. The Company applies the guidelines set forth in FASB Interpretation No. 46R, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (“FIN 46R”), in evaluating whether it has interests in variable interest entities and in determining whether to consolidate any such entities. All significant inter-company accounts and transactions between consolidated companies have been eliminated in consolidation.
     The Company’s foreign subsidiaries’ assets and liabilities are translated at exchange rates in effect at the balance sheet date, while results of operations are translated at average exchange rates for the respective periods. The resulting asset and liability translation adjustments are included as a separate component of Accumulated other comprehensive loss in the Condensed Consolidated Balance Sheets. Intercompany accounts of a trading nature are revalued at exchange rates in effect at each month end and are included as part of operating income in the Condensed Consolidated Statements of Operations.
     Investments in entities of 20% to 50%, without a controlling interest, and other investments over which the Company has the ability to exercise significant influence but not control are accounted for using the equity method. Investments in entities of less than 20% over which the Company has no significant influence are accounted for at fair value or using the cost method.
Concentrations of Credit Risk
     Concentrations of credit risk arise when a number of customers and counterparties engage in similar activities or have similar economic characteristics that make them susceptible to similar changes in industry conditions, which could affect their ability to meet their contractual obligations. The increasing consolidation of the financial services industry will increase our concentration risk to counterparties in this industry, and we will become more reliant on a smaller number of institutional counterparties, which both increases our risk exposure to any individual counterparty and decreases our negotiating leverage with these counterparties. Based on our assessment of business conditions that could impact our financial results, we have determined that none of the Company’s customers or counterparties represent significant concentrations of credit risk.
Derivatives Counterparties
     The risk associated with a derivative transaction is that a counterparty will default on payments due to us. If there is a default, we may have to acquire a replacement derivative from a different counterparty at a higher cost or may be unable to find a suitable replacement. Our derivative credit exposure relates principally to interest rate derivative contracts. Typically, we seek to manage these exposures by contracting with experienced counterparties that are

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
investment grade-rated. These counterparties consist of large financial institutions that have a significant presence in the derivatives market.
Lender Counterparties
     The risk associated with a debt transaction is that a counterparty will not be available to fund as obligated under the terms of our revolver facility. If funding under committed lines of credit are unavailable, we may have to acquire a replacement credit facility from a different counterparty at a higher cost or may be unable to find a suitable replacement. Typically, we seek to manage these exposures by contracting with experienced large financial institutions and monitoring the credit quality of our lenders.
     The Company manages its exposure to derivative and lender counterparties by continually monitoring its positions with, and the credit quality of, the financial institutions that are counterparties to its financial instruments and does not anticipate nonperformance by the counterparties.
Customers
     The Company’s trade receivables do not represent a significant concentration of credit risk at March 31, 2009 due to the wide variety of customers and markets in which the Company operates and their dispersion across many geographic areas.
2. RECENTLY ISSUED ACCOUNTING AND REPORTING PRONOUNCEMENTS
Accounting and Reporting Pronouncements Adopted
Fair Value Measurements
     In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“FAS 157”), which establishes the authoritative definition of fair value, sets out a framework for measuring fair value, and expands the required disclosures about fair value measurement. The provisions of FAS 157 related to financial assets and liabilities as well as nonfinancial assets and liabilities carried at fair value on a recurring basis were adopted prospectively on January 1, 2008 and did not have a material impact on the Company’s consolidated financial statements. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”), which delayed the effective date of FAS 157 for non-recurring measurements of non-financial assets and liabilities to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years. Effective January 1, 2009, the Company adopted the provisions of FAS 157 related to non-financial assets and liabilities measured at fair value on a non-recurring basis, which are being applied prospectively. The adoption of FAS 157 for non-recurring measurements of non-financial assets and liabilities did not have a material impact on the Company’s consolidated financial statements. Additional information related to fair value measurements is included in Note 5.
Business Combinations
     In December 2007, the FASB issued Statement No. 141(R), Business Combinations (“FAS 141R”), which requires, among other matters, that companies expense business acquisition transaction costs; record an asset for in-process research and development; record at fair value amounts for contingencies, including contingent consideration, as of the purchase date with subsequent adjustments recognized in operations; recognize decreases in valuation allowances on acquired deferred tax assets in operations; and measure at fair value any non-controlling interest in the acquired entity. Effective January 1, 2009, the Company adopted the provisions of FAS 141R, which will be applied prospectively to new business combinations consummated on or subsequent to the effective date. In April 2009, the FASB issued FSP 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies (“FSP 141R-1”), which amends and clarifies the accounting, recording and measurement of certain contingent assets acquired and liabilities assumed in a business combination. The provisions of FSP 141R-1 were effective immediately and required to be applied retrospectively to business combinations that occurred on or after January 1, 2009. While FAS 141R applies to new business acquisitions consummated on or subsequent to the effective date, the amendments to FASB Statement No. 109, Accounting for Income Taxes (“FAS 109”), with respect to deferred tax valuation allowances and liabilities for income tax uncertainties applies to changes in deferred tax valuation allowances and liabilities for income tax uncertainties recognized in prior business acquisitions. The adoption of FAS 141R and FSP 141R-1 did not impact the Company’s consolidated financial statements.

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Non-controlling Interests
     In December 2007, the FASB issued FAS 160, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary, commonly referred to as minority interest. Among other matters, FAS 160 requires that non-controlling interests be reported within the equity section of the balance sheet and that the amounts of consolidated net income or loss and consolidated comprehensive income or loss attributable to the parent company and the non-controlling interests are clearly presented separately in the consolidated financial statements. Also, pursuant to FAS 160, where appropriate, losses will be allocated to non-controlling interests even when that allocation may result in a deficit balance. Effective January 1, 2009, the Company adopted the provisions of FAS 160, which are being applied prospectively, except for the presentation and disclosure requirements, which are being applied retrospectively to all periods presented. Upon adoption of FAS 160, non-controlling interests of $25 million as of December 31, 2008 have been reclassified from Other noncurrent liabilities to Equity attributable to non-controlling interests in the equity section of the Condensed Consolidated Balance Sheets. Additionally, $40 million previously recorded as Minority interests, net of tax during the three months ended March 31, 2008 has been reclassified to Net income attributable to non-controlling interests and excluded from the caption Net income in the Condensed Consolidated Statements of Operations. Earnings per share for all prior periods is not impacted.
Disclosures about Derivative Investments and Hedging Activities
     In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (“FAS 161”), which amends and expands the disclosure requirements of FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (“FAS 133”), to include information about how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under FAS 133 and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The Company adopted the provisions of FAS 161 effective January 1, 2009. The relevant disclosures required by FAS 161 are included in Note 9.
Determination of the Useful Life of Intangible Assets
     In April 2008, the FASB issued FSP No. 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset pursuant to FASB Statement No. 142, Goodwill and Other Intangible Assets (“FAS 142”). Effective January 1, 2009, the Company adopted the provisions of FSP 142-3, which are being applied prospectively to intangible assets acquired on or subsequent to the effective date. The Company’s policy is to expense costs incurred to contractually renew or extend the terms of its intangible assets. The adoption of FSP 142-3 did not impact the Company’s consolidated financial statements.
Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities
     In June 2008, the FASB issued FSP Emerging Issues Task Force (“EITF”) Issue No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”). The provisions of FSP EITF 03-6-1 became effective for the Company on January 1, 2009. This FSP provides that all outstanding unvested share-based payment awards that contain rights to non-forfeitable dividends or dividend equivalents (whether paid or unpaid) are considered participating securities. Because such awards are considered participating securities, the issuing entity is required to apply the two-class method of computing basic and diluted earnings per share retrospectively to all prior-period earnings per share computations. The adoption of FSP EITF 03-6-1 did not impact the Company’s computation of earnings per share amounts for the periods presented.
Accounting for Collaborative Arrangements
     In December 2007, the EITF issued EITF Issue No. 07-1, Accounting for Collaborative Arrangements (“EITF 07-1”). EITF 07-1 defines collaborative arrangements and establishes accounting and reporting requirements for transactions between participants in the arrangement and third parties. A collaborative arrangement is a contractual arrangement that involves a joint operating activity, such as an agreement to co-produce and distribute programming with another media company. Effective January 1, 2009, the Company adopted the provisions of EITF 07-1, which are being applied retrospectively to all periods presented for all collaborative arrangements as of the effective date. The relevant disclosures required by EITF 07-1 are included in Note 6.

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Accounting and Reporting Pronouncements Not Yet Adopted
Interim Disclosures about Fair Value of Financial Instruments
     In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (“FSP No. FAS 107-1 and APB 28-1”). This FSP amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements. This FSP also amends Accounting Principles Board Opinion No. 28, Interim Financial Reporting, to require these disclosures in all interim financial statements. The provisions of FSP No. FAS 107-1 and APB 28-1 became effective for the Company on April 1, 2009, will be applied prospectively beginning in the second quarter of 2009, and are not expected to have a material impact on the Company’s consolidated financial statements.
3. CONSOLIDATION OF VARIABLE INTEREST ENTITIES
     Discovery holds investments in multiple ventures, most of which were determined to be variable interest entities. Pursuant to FIN 46R, it was determined that Discovery is the primary beneficiary of the ventures determined to be variable interest entities and is required to consolidate them accordingly. The following table provides a list of variable interest entities consolidated by Discovery as of March 31, 2009 and December 31, 2008.

Percentage of
Ownership
Ventures with the British Broadcasting Corporation:
JV Programs, LLC (“JVP”)	50%
Joint Venture Network, LLC (“JVN”)	50%
Animal Planet Europe	50%
Animal Planet Latin America	50%
People+Arts Latin America	50%
Animal Planet Asia	50%
Animal Planet Japan	33%

Other ventures:
Oprah Winfrey Network	50%
     During the three months ended March 31, 2009 and 2008, $4 million and $7 million, respectively, of net income generated by the ventures was allocated to other venture partners, which was recorded as a component of Net income attributable to non-controlling interests in the Condensed Consolidated Statements of Operations.
Ventures with the British Broadcasting Corporation
     The Company and the British Broadcasting Corporation (“BBC”) formed several cable and satellite television network ventures, other than JVN, to produce and acquire factual-based content. The JVN venture was formed to provide debt funding to the other ventures. In addition to its own funding requirements, Discovery has assumed the BBC’s funding requirements, giving the Company preferential cash distribution for these joint ventures. No cumulative operating losses generated by the ventures were allocated to the BBC’s non-controlling interests. In accordance with the venture arrangement, no losses can be allocated to the BBC in excess of distributable cash to the BBC.
     Pursuant to the venture agreements, the BBC has the right to require the Company to purchase the BBC’s interests in the People+Arts Latin America venture and the Animal Planet ventures if certain conditions are not met. Additional information regarding the BBC’s put right is disclosed in Note 10.
Oprah Winfrey Network
     On June 19, 2008, Discovery entered into a 50-50 joint venture with Oprah Winfrey and Harpo, Inc. (“Harpo”) to rebrand Discovery Health Channel as OWN: The Oprah Winfrey Network (“OWN Network”). It is expected that Discovery Health Channel will be rebranded as the OWN Network in early 2010. Pursuant to the arrangement, Discovery will contribute its interest in the Discovery Health Channel and certain DiscoveryHealth.com content and Harpo will contribute the Oprah.com website (which will serve as the platform for the venture website) and certain

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Oprah.com content. Discovery and Harpo are required to make these contributions on the launch date unless it is mutually agreed that certain contributions will be made prior to the launch date for the benefit of the venture.
     Pursuant to the venture agreement, Discovery is committed to fund up to $100 million of the venture’s operations through September 2011. To the extent funding the joint venture in excess of $100 million is necessary, the Company may provide additional funds through a member loan or require the venture to seek third party financing. During the three months ended March 31, 2009, the Company funded $5 million of the OWN Network’s operating costs.
     Pursuant to the venture agreement, Harpo has the right to require the Company to purchase its interest in the OWN Network venture if certain conditions are not met. Additional information regarding Harpo’s put right is disclosed in Note 10.
4. DISCONTINUED OPERATIONS
     In September 2008, as part of the Newhouse Transaction, DHC completed the spin-off to its shareholders of AMC, a subsidiary holding the cash and businesses of DHC, except for certain businesses that provide sound, music, mixing, sound effects and other related services. The AMC spin-off did not involve the payment of any consideration by the holders of DHC common stock and was structured as a tax free transaction under Sections 368(a) and 355 of the Internal Revenue Code of 1986, as amended. There was no gain or loss related to the spin-off. Subsequent to the AMC spin-off, the companies no longer have any ownership interests in each other and operate independently.
     In September 2008, DHC sold its ownership interests in AMSTS and AccentHealth for approximately $7 million and $119 million, respectively, in cash. AMSTS and AccentHealth were components of the AMC business. It was determined that AMSTS and AccentHealth were non-core assets, and the sale of these companies was consistent with DHC’s strategy to divest non-core assets. The sale of these companies resulted in pre-tax gains of approximately $3 million for AMSTS and $64 million for AccentHealth, which were recorded at the time of the dispositions. The Company has no continuing involvement in the operations of AMSTS or AccentHealth.
     As there is no continuing involvement in the operations of AMC, AMSTS, or AccentHealth, in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“FAS 144”), revenues and expenses in the Condensed Consolidated Statements of Operations for the three months ended March 31, 2008 have been adjusted to exclude amounts for these companies. During the three months ended March 31, 2008, these three companies generated combined revenues of $174 million. The combined net operating results were break even for these three companies during the three months ended March 31, 2008, and therefore, their results of operations are not separately presented as discontinued operations in the Condensed Consolidated Statements of Operations. No gains or losses on these dispositions were recorded in the periods presented. Cash flows from AMC, AMSTS, and AccentHealth have not been segregated as discontinued operations in the Condensed Consolidated Statements of Cash Flows. No interest expense was allocated to discontinued operations for the periods presented herein since there was no debt specifically attributable to discontinued operations or that was required to be repaid following the dispositions.
5. FAIR VALUE MEASUREMENTS
     In accordance with FAS 157, a fair value measurement is determined based on the assumptions that a market participant would use in pricing an asset or liability. FAS 157 also established a three-tiered hierarchy that draws a distinction between market participant assumptions based on: (i) observable inputs such as quoted prices in active markets (Level 1), (ii) inputs other than quoted prices in active markets that are observable either directly or indirectly (Level 2), and (iii) unobservable inputs that require the Company to use present value and other valuation techniques in the determination of fair value (Level 3). The following table presents information about assets and liabilities required to be carried at fair value on a recurring basis as of March 31, 2009.

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

		Fair Value Measurements
		as of March 31, 2009 Using:
		Quoted Market	Significant
		Prices in Active	Other	Significant
		Markets for	Observable	Unobservable
	Total Fair Value as of	Identical Assets	Inputs	Inputs
	March 31, 2009	(Level 1)	(Level 2)	(Level 3)
			(in millions)
Assets:
Trading securities	$33	$33	$—	$—
Available-for-sale securities	15	15	—	—
Derivatives (Note 9)	3	—	3	—
Liabilities:
Derivatives (Note 9)	(99)	—	(99)	—
Deferred compensation plan	(33)	—	(33)	—
HSW International, Inc. liability	(4)	—	(4)	—
Redeemable interests in subsidiaries (Note 10)	(49)	—	—	(49)

	$(134)	$48	$(133)	$(49)

     The following table presents information about assets and liabilities required to be carried at fair value on a recurring basis as of December 31, 2008.

		Fair Value Measurements
		as of December 31, 2008 Using:
		Quoted Market	Significant
		Prices in Active	Other	Significant
		Markets for	Observable	Unobservable
	Total Fair Value as of	Identical Assets	Inputs	Inputs
	December 31, 2008	(Level 1)	(Level 2)	(Level 3)
			(amounts in millions)
Assets:
Trading securities	$36	$36	$—	$—
Available-for-sale securities	15	15	—	—
Liabilities:
Derivatives	(112)	—	(112)	—
Deferred compensation plan	(36)	—	(36)	—
HSW International, Inc. liability	(7)	—	(7)	—
Redeemable interests in subsidiaries (Note 10)	(49)	—	—	(49)

	$(153)	$51	$(155)	$(49)

     For assets that are measured using quoted prices in active markets, the total fair value is the published market price per unit in active markets multiplied by the number of units held without consideration of transaction costs.
     The fair value of derivative instruments, which consists of interest rate and foreign currency hedges, is determined using the published market price of similar instruments with similar maturities and characteristics, interest rate yield curves, and measures of interest rate volatility, adjusted for any terms specific to that liability and nonperformance risk.
     The fair value of the deferred compensation plan liability is determined based on the fair value of the related investments elected by employees.
     The Company owns approximately 23 million shares (or 43%) of HSW International, Inc. (“HSWI”). The investment is accounted for using the equity method. The Company has agreed to either: (i) distribute approximately 18 million of the HSWI shares to the former shareholders of HowStuffWorks.com, Inc. (“HSW”), or (ii) sell approximately 18 million of the HSWI shares and distribute substantially all proceeds in excess of $0.37 per share to the former shareholders of HSW. The Company has recorded a liability for this obligation at fair value using a

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Black-Scholes option pricing model. Decreases in the fair value of this liability were $3 million during the three months ended March 31, 2009, which was recorded as a component of Other non-operating income (expense), net in the Condensed Consolidated Statements of Operations. There were no changes in the fair value of this liability during the three months ended March 31, 2008.
     The fair value of the redeemable interests in subsidiaries is determined based upon an estimate of the proceeds from a hypothetical sale of the Channel Groups and a distribution of the proceeds to the venture partners based on various rights and preferences. Additional information regarding the redeemable interests in subsidiaries is disclosed in Note 10.
     There were no changes in balances related to fair value measurements using significant unobservable inputs during the three months ended March 31, 2009 and 2008.
6. CONTENT RIGHTS
     The following table presents a summary of the components of content rights.

	March 31,	December 31,
	2009	2008
	(in millions)
Produced content rights:
Completed	$1,559	$1,420
In-production	236	270
Co-produced content rights:
Completed	503	462
In-production	41	63
Licensed content rights:
Acquired	238	218
Prepaid	12	17

Content rights, at cost	2,589	2,450
Accumulated amortization	(1,317)	(1,214)

Content rights, net	1,272	1,236
Current portion	(80)	(73)

Non current portion	$1,192	$1,163

     Amortization expense related to content rights was $167 million and $154 million during the three months ended March 31, 2009 and 2008, respectively, which was recorded as a component of Cost of revenues in the Condensed Consolidated Statements of Operations. Amortization expense in 2009 included impairment charges of $8 million for completed content and other charges of $1 million related to the write-off of content that was in production at the Company’s U.S. Networks and International Networks segments. The impairment charges and write-offs were the result of management evaluating the Company’s programming portfolio assets and concluding that certain programming was no longer aligned with the Company’s strategy and would no longer be aired.
     The Company enters into collaborative co-produced content right arrangements (“co-productions’) whereby it obtains certain editorial and distribution rights to content assets in return for funding production costs. The Company’s level of involvement in co-productions ranges from review of the initial production plan to detailed editorial oversight through each stage of the production process. As the Company shares in the variable risks and rewards of content creation, these co-productions are within the scope of EITF 07-1.
     The Company capitalizes the net cost of co-productions and amortizes them in accordance with its content amortization policy. The Company records cash receipts for distribution, advertising and royalty revenue that result from the exploitation of co-produced content rights as gross revenue in accordance with EITF Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. The Company generally does not allocate revenue to specific content rights, and there were no royalty revenues or expenses associated with co-production partners during the three months ended March 31, 2009 and 2008. However, the Company’s most significant co-production partner is the BBC through the JVP, a consolidated joint venture disclosed in Note 3. JVP recognized total third-party royalty revenue associated with co-production rights of $5 million and $20 million for the quarters ended March 31, 2009 and 2008, respectively.

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
7. GOODWILL AND INTANGIBLE ASSETS
Goodwill
     The following table presents a summary of the Company’s goodwill by reportable segment.

			Commerce,
			Education,
	U. S.	International	and
	Networks	Networks	Other	Total
	(in millions)
Balance as of December 31, 2008	$5,569	$1,273	$49	$6,891
Foreign currency translation adjustments	—	(2)	—	(2)

Balance as of March 31, 2009	$5,569	$1,271	$49	$6,889

Intangible Assets
     The following table presents a list of the gross carrying value of the Company’s intangible assets and related accumulated amortization by major category.

	Weighted Average	March 31, 2009			December 31, 2008
	Amortization Period		Accumulated			Accumulated
	(Years)	Gross	Amortization	Net	Gross	Amortization	Net
	(in millions)
Intangible assets subject to amortization:
Trademarks	6	$55	$(25)	$30	$55	$(23)	$32
Customer lists	23	558	(64)	494	611	(107)	504
Other	5	36	(26)	10	36	(24)	12

Total		649	(115)	534	702	(154)	548
Intangible assets not subject to amortization:
Trademarks		168	—	168	168	—	168

Total		$817	$(115)	$702	$870	$(154)	$716

     Amortization expense related to intangible assets was $14 million and $22 million during the three months ended March 31, 2009 and 2008, respectively.
     The following table presents the Company’s estimate of its aggregate annual amortization expense for intangible assets subject to amortization for the remainder of 2009 and each of the succeeding four years based on the amount of intangible assets as of March 31, 2009.

	April 1, 2009 —
	December 31, 2009	2010	2011	2012	2013	Thereafter
	(amounts in millions)
Amortization expense	$42	$53	$33	$30	$26	$350

     The amount and timing of the estimated expenses in the above table may vary due to future acquisitions, dispositions, or impairments.

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
8. DEBT

	March 31,	December 31,
	2009	2008
	(in millions)
$1.0 billion Term Loan A, due quarterly December 2008 to October 2010	$875	$938
$1.6 billion Revolving Loan, due October 2010	315	315
$1.5 billion Term Loan B, due quarterly September 2007 to May 2014	1,475	1,478
7.45% Senior Notes, semi-annual interest, due September 2009	55	55
8.37% Senior Notes, semi-annual interest, due March 2011	220	220
8.13% Senior Notes, semi-annual interest, due September 2012	235	235
Floating Rate Senior Notes, semi-annual interest, due December 2012 (3.3% at March 31, 2009 and December 31, 2008)	90	90
6.01% Senior Notes, semi-annual interest, due December 2015	390	390
Obligations under capital leases	64	67
Other notes payable	4	1

Subtotal	3,723	3,789
Current portion	(586)	(458)

Long-term debt	$3,137	$3,331

     Discovery’s $1.5 billion Term Loan B is secured by the assets of DCH, excluding assets held by DCH’s subsidiaries. The remaining Term Loan A, Revolving Loans and Senior Notes are unsecured.
     The following table presents a summary of scheduled and estimated debt payments excluding capital lease obligations and other notes payable for the remainder of 2009 and each of the succeeding four years based on the amount of debt outstanding as of March 31, 2009.

	April 1, 2009 —
	December 31, 2009	2010	2011	2012	2013	Thereafter
	(in millions)
Long-term debt	$379	$893	$235	$340	$15	$1,793

     The Company uses derivative instruments to modify its exposure to interest rate fluctuations on its debt. The Term Loans, Revolving Facility, and Senior Notes contain covenants that require the Company to meet certain financial ratios and place restrictions on the payment of dividends, sale of assets, borrowing level, mergers, and purchases of capital stock, assets, and investments. The Company was in compliance with all debt covenants as of March 31, 2009 and December 31, 2008.
9. DERIVATIVE FINANCIAL INSTRUMENTS
     The Company uses derivative financial instruments to modify its exposure to market risks from changes in interest rates and foreign exchange rates. The Company does not hold or enter into financial instruments for speculative trading purposes.
     The Company’s interest expense is exposed to movements in short-term interest rates. Derivative instruments, including both fixed to variable and variable to fixed interest rate swaps, are used to modify this exposure. The majority of the Company’s debt is variable rate and the Company uses derivatives to effectively fix the amount of interest paid. The variable to fixed interest rate instruments are based on the three-month LIBOR rate and have a total notional amount of $2.3 billion and have a weighted average interest rate of 4.68% at March 31, 2009. The fixed to variable interest rate agreements have a total notional amount of $50 million and have a weighted average interest rate of 5.82% at March 31, 2009.
     On January 29, 2009, the Company entered into two $100 million forward starting swaps with fixed pay rates of 2.94% and 2.93%, receiving the three-month LIBOR rate, starting June 30, 2010 and maturing on March 31, 2014. On March 18, 2009, the Company entered into a $50 million forward starting swap with a fixed pay rate of 2.75%, receiving the three-month LIBOR rate, starting June 30, 2010 and maturing on March 31, 2014. On March 4, 2009, the Company terminated an unexercised interest rate swap put with a notional amount of $25 million.
     Of the total notional amount of $3.1 billion in interest rate derivatives, a notional amount of $2.3 billion of these derivative instruments are highly effective cash flow hedges. The change in the fair value of derivatives designated

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
as hedging instruments is reported as a component of Accumulated other comprehensive loss on the Condensed Consolidated Balance Sheets. Should any portion of these instruments become ineffective due to a restructuring in the Company’s debt, the monthly changes in fair value would be reported as a component of Other non-operating income (expense), net on the Condensed Consolidated Statements of Operations. The Company does not expect material hedge ineffectiveness in the next twelve months. The remaining $860 million in interest rate derivatives have not been designated for hedge accounting under FAS 133. The change in the fair value of derivatives not designated as hedging instruments is reported as component of Other non-operating income (expense), net on the Condensed Consolidated Statements of Operations.
     The foreign exchange instruments used to hedge foreign currency fluctuations for our non-U.S. operations are spot, forward, and option contracts. Additionally, the Company enters into non-designated forward contracts to hedge non-dollar denominated cash flows and foreign currency balances. At March 31, 2009, the notional amount of foreign exchange derivative contracts was $24 million. These derivative instruments have not been designated for hedge accounting under FAS 133.
     The following tables present the notional amount and fair value of the Company’s derivatives as of March 31, 2009.

		Asset Derivatives
	Balance Sheet Location	Notional	Fair Value
		( in millions )
Derivatives not designated as hedging instruments under FAS 133:
Foreign exchange contracts — short term (1)	Prepaid expenses and other current assets	$6	$—
Interest rate contracts — long term (2)	Other noncurrent assets	50	3

Total asset derivatives		$56	$3

(1)	Derivative instruments with contractual maturity within one year.

(2)	Derivative instruments with contractual maturity greater than one year.

		Liability Derivatives
	Balance Sheet Location	Notional	Fair Value
		( in millions)
Derivatives designated as hedging instruments under FAS 133:
Interest rate contracts — short term (1)	Other current liabilities	$560	$16
Interest rate contracts — long term (2)	Other noncurrent liabilities	1,710	48

Total derivatives designated as hedging instruments under FAS 133		2,270	64

Derivatives not designated as hedging instruments under FAS 133:
Interest rate contracts — short term (1)	Other current liabilities	435	10
Foreign exchange contracts — short term (1)	Other current liabilities	18	1
Interest rate contracts — long term (2)	Other noncurrent liabilities	375	24

Total derivatives not designated as hedging instruments under FAS 133		828	35

Total liability derivatives (3)		$3,098	$99

(1)	Derivative instruments with contractual maturity within one year.

(2)	Derivative instruments with contractual maturity greater than one year.

(3)	Includes net fair value of credit risk associated with Discovery of $(4) million as of March 31, 2009.

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
     The following table presents the impact of derivative instruments on the Condensed Consolidated Statement of Operations for the Company’s derivatives in cash flow hedging relationships for the three months ended March 31, 2009.

Amount of Pretax
				Location of Pretax	Gain or (Loss)
				Gain (or Loss)	Recognized in
		Location of Pretax	Amount of Pretax	Recognized in Income	Income on Derivative
Derivatives in	Amount of Pretax	Gain (or Loss)	Gain or (Loss)	on Derivative	(Ineffective Portion
FAS 133	Gain or (Loss)	Reclassified from	Recognized from	(Ineffective Portion	and Amount
Cash Flow	Recognized in OCI	Accumulated OCI	Accumulated OCI	and Amount Excluded	Excluded from
Hedging	on Derivative	into Income	into Income	from Effectiveness	Effectiveness
Relationships	(Effective Portion)	(Effective Portion)	(Effective Portion)	Testing)	Effectiveness Testing)
(in millions)
Other non-operating
Interest rate				income
contracts	$(7)	Interest expense	$(12)	(expense), net	$1

     The following table presents the impact of derivative instruments on the Condensed Consolidated Statements of Operations for the Company’s derivatives not designated as hedging instruments for the three months ended March 31, 2009.

	Location of Pretax
	Gain or (Loss)
Derivatives Not	Recognized in	Amount of Pretax Gain or (Loss)
Designated as Hedging	Income on	Recognized in Income on
Instruments under FAS 133	Derivative	Derivatives
		(in millions)
Interest rate contracts	Other non-operating income (expense), net	$5
Foreign exchange contracts	Other non-operating income (expense), net	5

Total		$10

Credit-Risk-Related Contingencies
     Certain of the Company’s derivative instruments contain provisions that require the Company to comply with the credit agreements executed in connection with its outstanding Term Loan A and Term Loan B. Under the terms of the early termination event provision specified in the derivative contracts, if the Company is in default under the credit agreements or if the credit agreements are terminated, the counterparties to the derivative instruments could exercise their option to early termination and could request immediate settlement on all of their outstanding derivative contracts with us. Certain derivative contracts give rise to an early termination event and are considered to be in default upon the default of the credit agreements. Under the credit agreements, the Company will be in default upon the occurrence of certain cross-default events, such as failure to make payments when due in respect to any indebtedness exceeding certain threshold amounts.
     Substantially all of our derivative instruments are in a liability position as of March 31, 2009. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a liability position on March 31, 2009 was $99 million. If the credit-risk-related contingent feature underlying these agreements were triggered on March 31, 2009, the Company may be required to settle the contracts at their fair value.
10. REDEEMABLE INTEREST IN SUBSIDIARIES
People+Arts Latin America and Animal Planet Channel Group
     As disclosed in Note 3, Discovery and the BBC have formed several cable and satellite television network joint ventures to develop and distribute programming content. Under certain terms outlined in the contract, the BBC has the right every three years, commencing December 31, 2002, to put to the Company its interests in: (i) People+Arts Latin America, and/or (ii) certain Animal Planet channels outside of the U.S. (the “Channel Groups”), in each case for a value determined by a specified formula. In January 2009, the BBC requested that a determination be made whether such conditions have occurred with respect to both Channel Groups as of December 31, 2008. The

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
contractual redemption value is based upon an estimate of the proceeds from a hypothetical sale of the Channel Groups and a distribution of the proceeds to the venture partners based on various rights and preferences. As the Company has funded all operations from inception of the ventures through December 31, 2008, the Company believes that it has accumulated rights and preferences in excess of the fair market value of the Channel Groups. However, due to the complexities of the redemption formula, the Company has accrued the minority interest to an estimated negotiated value of $49 million as of both March 31, 2009 and December 31, 2008. Changes in the assumptions used to estimate the redemption value could materially impact current estimates. The Company recorded no accretion to the redemption value during the three months ended March 31, 2009 and 2008.
OWN Network
     As disclosed in Note 3, Discovery and Harpo have formed a venture to rebrand Discovery Health Channel as OWN: The Oprah Winfrey Network. Pursuant to the venture agreement, Discovery provided a put right to Harpo which is exercisable on four separate put exercise dates within 12.5 years of the venture’s formation date. The put arrangement provides Harpo with the right to require Discovery to purchase its 50% ownership interest at fair market value up to a maximum put amount. The maximum put amount ranges between $100 million on the first put exercise date up to $400 million on the fourth put exercise date. As of March 31, 2009, no amounts have been recorded for this put right as the Company has not yet contributed its interest in Discovery Health Channel and Harpo has not yet contributed the Oprah.com website to the OWN Network venture.
11. OTHER COMPREHENSIVE INCOME (LOSS)
     Accumulated other comprehensive loss included in the Condensed Consolidated Balance Sheets reflects the aggregate of foreign currency translation adjustments and unrealized holding gains and losses on available-for-sale securities and derivative instruments.
     The change in the components of Accumulated other comprehensive loss, net of taxes, is summarized as follows:

		Unrealized Holding
	Foreign	(Losses) Gains	Accumulated
	Currency	on Securities	Other
	Translation	and Derivative	Comprehensive
	Adjustments	Instruments	Loss
		(in millions)
Balance as of December 31, 2008	$(47)	$(31)	$(78)
Other comprehensive (loss) income	(10)	3	(7)

Balance as of March 31, 2009	$(57)	$(28)	$(85)

The components of Other comprehensive (loss) income are reflected in Discovery’s Consolidated Statements of Equity. The following table summarizes the tax effects related to each component of Other comprehensive (loss) income.

	Before-tax	Tax	Net-of-tax
	Amount	Benefit (Expense)	Amount
	(in millions)
Three months ended March 31, 2009:
Foreign currency translation adjustments	$(17)	$7	$(10)
Unrealized gains on securities and derivative instruments, net	5	(2)	3

Other comprehensive loss	$(12)	$5	$(7)

Three months ended March 31, 2008 (recast):
Foreign currency translation adjustments	$7	$(3)	$4
Unrealized losses on securities and derivative instruments, net	(14)	6	(8)

Other comprehensive loss	$(7)	$3	$(4)

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
12. SHARE-BASED COMPENSATION
     The Company has various plans it assumed from DHC and DCH in connection with the Newhouse Transaction. Under these plans the Company is authorized to grant share-based awards to employees and nonemployees. Prior to September 18, 2008, DCH maintained the Discovery Appreciation Plan (the “DAP Plan”) and the HowStuffWorks.com Plan (the “HSW Plan”). The DAP Plan is a long-term incentive plan under which eligible employees received cash settled unit awards. The HSW Plan is a long-term incentive plan assumed with the acquisition of HSW for the benefit of the subsidiary’s employees. The DAP Plan and the HSW Plan continue to exist subsequent to the Newhouse Transaction.
     Prior to September 18, 2008, DHC maintained the Discovery Holding Company 2005 Incentive Plan, the Discovery Holding Company 2005 Non-Employee Director Incentive Plan (collectively the “Incentive Plans”), and the Discovery Holding Company Transitional Stock Adjustment Plan (the “Transitional Plan”). There are outstanding awards under the Transition Plan, but the Company has no ability to issue new awards under this plan. The Company grants awards to its employees under Incentive Plans, which may include stock options, restricted shares, restricted stock units, stock appreciation rights (“SARs”), and cash awards that are subject to the provisions of FASB Statement No. 123(R), Share-Based Payment (“FAS 123R”). Most awards previously granted by DHC under these plans that were outstanding at the time of the Newhouse Transaction were fully vested and were converted into securities of Discovery in connection with the Newhouse Transaction. The Incentive Plans and the Transitional Plan continue to exist subsequent to the Newhouse Transaction.
     All share-based compensation information for the three months ended March 31, 2008 is presented on an as-converted basis as if the Newhouse Transaction had occurred on January 1, 2008.
DAP Plan
     The DAP Plan is a long-term incentive plan under which eligible employees receive cash settled unit awards. The awards consist of a number of units which represent an equivalent number of shares of common stock with a base price established by the Company. Although the DAP Plan was a DCH plan, through September 17, 2008 the value of the unit awards was based on the price of DHC’s Series A common stock. As the unit awards were indexed to the stock of another entity, DCH accounted for the unit awards as derivatives pursuant to FAS 133. Accordingly, DCH remeasured the fair value of outstanding unit awards each reporting period until settlement. Compensation expense, including the change in fair value, was attributed using the straight-line method during the vesting period. Changes in the fair value of the unit awards that occurred subsequent to the vesting period were recorded as adjustments to compensation costs in the period in which the change occurs.
     In connection with the Newhouse Transaction disclosed in Note 1, effective September 18, 2008 the DAP Plan was amended such that outstanding unit awards and new unit awards granted under that plan are based on Discovery’s Series A common stock. Accordingly, beginning on September 18, 2008, outstanding unit awards and new unit awards granted under the DAP Plan have been accounted for pursuant to the provisions of FAS 123R. Because the unit awards are cash settled they are considered liability instruments under FAS 123R. Therefore, the Company continues to remeasure the fair value of outstanding unit awards each reporting period until settlement. Compensation expense, including the change in fair value, is attributed using the straight-line method during the vesting period. Changes in the fair value of the unit awards that occur subsequent to the vesting period are recorded as adjustments to compensation costs in the period in which the change occurs. The Company does not intend to grant additional cash-settled unit awards, except as may be required by contract or to employees in countries where stock option awards are not permitted.
     Unit awards vest in 25% increments each year over a four year period from the grant date. Additionally, upon voluntary termination of employment, the Company distributes 100% of vested unit benefits if employees agree to certain contractual provisions.
     The fair value of each unit award granted under the DAP Plan is determined using the Black-Scholes option-pricing model. The following table presents a summary of the weighted average assumptions used to determine the fair value of each unit award as of March 31, 2009 and December 31, 2008.

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

	March 31,	December 31,
	2009	2008
Risk-free interest rate	0.74%	0.56%
Expected term (years)	1.39	1.38
Expected volatility	54.84%	37.89%
Dividend yield	—	—
     A summary of the unit awards activity for the three months ended March 31, 2009 is presented below.

			Weighted Average
	Unit	Weighted Average	Contractual Life	Aggregate
	Awards	Grant Price	(years)	Intrinsic Value
	(in millions)			(in millions)
Outstanding as of December 31, 2008	20.0	$18.95
Granted	1.5	14.34
Exercised	(2.5)	16.93
Forfeited	(0.3)	18.86

Outstanding as of March 31, 2009	18.7	18.85	1.39	$28

     The Company made cash payments totaling $1 million and $12 million, respectively, during the three months ended March 31, 2009 and 2008 to settle vested unit awards issued under the DAP Plan.
Incentive Plans
Stock Options
     Stock options are granted with exercise prices equal to, or in excess of, the fair market value at the date of grant. Generally, stock options vest either in 33 1/3% increments each year over three years or in 25% increments each year over a four year period beginning one year after the grant date and expire three to ten years from the date of grant. Certain stock option awards provide for accelerated vesting upon an election to retire pursuant to the Company’s incentive plans or after reaching a specified age and years of service.
     The fair value of each stock option granted under the Incentive Plans is determined using the Black-Scholes option-pricing model. The following table presents a summary of the weighted average assumptions used to determine the grant date fair value of stock options awarded during the three months ended March 31, 2009.

Three Months
Ended
March 31, 2009
Risk-free interest rate	1.52%
Expected term (years)	3.24
Expected volatility	47.96%
Dividend yield	—
     A summary of option activity for the three months ended March 31, 2009 is presented below.

			Weighted Average
		Weighted Average	Contractual Life	Aggregate
	Options	Exercise Price	(years)	Intrinsic Value
	(in millions)			(in millions)
Outstanding as of December 31, 2008	10.9	$14.47
Granted	7.8	15.33

Outstanding as of March 31, 2009	18.7	14.83	5.64	$24

Exercisable as of March 31, 2009	3.2	13.87	3.01	7

     The weighted-average fair value of stock options granted during the three months ended March 31, 2009 was $5.35. There were no material stock option exercises during the three months ended March 31, 2009 and 2008.
Stock Appreciation Rights
     SARs are granted with exercise prices equal to the fair market value at the date of grant. SARs entitle the recipient to receive a payment in cash equal to the excess value of the stock over the base price specified in the

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
grant. Most SAR grants consist of two separate vesting tranches with the first tranche that vested 100% on March 15, 2009 and the second tranche vesting 100% on March 15, 2010. The first tranche expires one year after vesting. All SARs in the second tranche are automatically exercised on March 15, 2010. Upon vesting, grantees may exercise the SARs included in the first tranche at any time prior to March 15, 2010.
     Cash-settled SARs are liability instruments in accordance with FAS 123R. Accordingly, the Company remeasures the fair value of outstanding SARs each reporting period until settlement. Compensation expense, including the change in fair value, is attributed using the straight-line method during the vesting period. Changes in the fair value of liability instruments that occur subsequent to the vesting period are recorded as adjustments to compensation costs in the period in which the change occurs.
     The fair value of each SAR granted under the Incentive Plans is determined using the Black-Scholes option-pricing model. The following table presents a summary of the weighted-average assumptions used to determine the fair value of each SAR as of March 31, 2009 and December 31, 2008.

	March 31,	December 31,
	2009	2008
Risk-free interest rate	0.57%	0.37%
Expected term (years)	0.97	1.20
Expected volatility	65.29%	39.89%
Dividend yield	—	—
     A summary of SAR activity for the three months ended March 31, 2009 is presented below.

			Weighted Average
		Weighted Average	Contractual Life	Aggregate
	SARs	Grant Price	(years)	Intrinsic Value
	(in millions)			(in millions)
Outstanding as of December 31, 2008	5.5	$14.40
Granted	0.7	14.79
Exercised	(0.1)	14.22
Forfeited	(0.2)	14.53

Outstanding as of March 31, 2009	5.9	14.44	0.97	$9.4

Exercisable as of March 31, 2009	2.6	14.44	0.96	4.1

Share-Based Compensation Expense
     The following table presents a summary of shared-based compensation expense (benefit) and the related tax (benefit) expense, by award type, recognized by the Company during the three months ended March 31, 2009 and 2008.

	Three Months Ended
	March 31,
	2009	2008
		(recast)
	(in millions)
Stock options	$5	$—
Stock appreciation rights	13	—
HSW Plan	(1)	5
DAP award units	20	(41)

Total impact on operating income	$37	$(36)

Tax (benefit) expense recognized	$(14)	$22
     Compensation expense associated with all share based awards is recorded as a component of Selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. The Company classifies as a current liability the intrinsic value of DAP unit awards and stock appreciation rights that are vested or will become vested within one year. The intrinsic value of DAP unit awards that were classified as a current liability at March 31, 2009 and December 31, 2008 was $17 million and $4 million, respectively. The intrinsic value of stock appreciation rights that were classified as a current liability at March 31, 2009 and December 31, 2008 was $9 million and $1 million, respectively.

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
13. EXIT AND RESTRUCTURING COSTS
     The Company incurred $3 million of exit and restructuring costs during the three months ended March 31, 2009. The costs were primarily incurred by Corporate and the International Networks segment for employee relocation and termination costs. The purpose of restructuring was to better align Discovery’s organizational structure with the Company’s strategic priorities and to respond to continuing changes within the media industry.
     The following table presents a summary of changes in the Company’s liability with respect to exit and restructuring costs during the three months ended March 31, 2009.

		Employee
	Contract	Relocations/
	Termination Costs	Terminations	Total
	(in millions)
Liability as of December 31, 2008	$6	$18	$24
Net accruals	—	3	3
Cash paid	(1)	(10)	(11)

Remaining liability as of March 31, 2009	$5	$11	$16

     As of March 31, 2009, exit and restructuring related accruals expected to be paid within one year totaling $11 million were classified as a component of Accounts payable and accrued liabilities in the Condensed Consolidated Balance Sheets. The Company does not expect to incur significant additional costs with respect to these particular activities.
14. INCOME TAXES
     The Company’s income tax expense was $70 million and $110 million during the three months ended March 31, 2009 and 2008, respectively. The Company’s effective tax rate was 36% and 60% for the three months ended March 31, 2009 and 2008, respectively. The Company’s effective tax rate for the three months ended March 31, 2009 differed from the federal income tax rate of 35% primarily due to state taxes, offset by the impact of non-controlling interests in consolidated partnerships.
     The Company’s effective tax rate for the three months ended March 31, 2008 differed from the federal income tax rate of 35% primarily due to DHC’s recognition of $23 million of deferred tax expense related to its investment in DCH prior to the Newhouse Transaction (net of tax benefit from intangible asset amortization related to the spin-off of Travel Channel in 2007). In accordance with ARB 51, DHC and DCH are combined in the Company’s financial statements as if the Newhouse Transaction had occurred on January 1, 2008. DHC’s book basis in DCH is increased by its share of DCH’s net income for the quarter. However, DHC’s tax basis remains the same.
     During the three months ended March 31, 2009, the Company reclassified $29 million of deferred tax liabilities to U.S. federal and state taxes payable in order to recapture certain accelerated tax deductions that the Company determined would not qualify as accelerated deductions.
     There have been no significant changes to the Company’s reserves for uncertain tax positions since December 31, 2008.
15. NET INCOME PER SHARE ATTRIBUTABLE TO DISCOVERY COMMUNICATIONS, INC. STOCKHOLDERS
     Basic net income per share is computed by dividing net income by the weighted average number of shares outstanding during the period. The weighted average number of shares outstanding for the three months ended March 31, 2009 includes Discovery’s Series A, B, and C common shares, as well as Discovery’s Series A and C convertible preferred shares. Preferred shares are included in the weighted average number of shares outstanding when calculating both basic and diluted income per share for the three months ended March 31, 2009 as the common and preferred shares participate equally in any dividends paid. The weighted average number of shares outstanding for the three months ended March 31, 2008 represent only the outstanding shares of Discovery’s Series A, B, and C common stock, as though the Newhouse Transaction was consummated on January 1, 2008. Preferred shares are excluded from the weighted average number of shares outstanding when calculating both basic and diluted income per share for the three months ended March 31, 2008 as the preferred shares are a new security issued September 18, 2008 in connection with the Newhouse Transaction and were not exchanged with the common shares of the Company’s predecessor, DHC.
     Diluted net income per share adjusts basic net income per share for the dilutive effects of stock options, restricted stock units, and stock settled stock appreciation rights, only in the periods in which such effect is dilutive. For the three months ended March 31, 2009, options to purchase nine million common shares were excluded from the

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
calculation of diluted net income per share because their inclusion would have been anti-dilutive. Additionally, the net income per share calculation for the three months ended March 31, 2009 excludes any contingently issuable preferred shares placed in escrow for which specific conditions have not yet been met. Due to the relative insignificance of other dilutive securities in 2009 and 2008, their inclusion does not impact net income per share.
16. ADDITIONAL FINANCIAL INFORMATION
Cash Flows
     The following tables present a summary of certain cash payments made and received.

	Three Months Ended
	March 31,
	2009	2008
		(recast)
	(in millions)
Cash payments made for interest expense	$60	$73
Cash payments made for income taxes	17	27
Cash payments received for income tax refunds	—	17
Other non-operating income (expense), net
     The following table presents a summary of the components of Other non-operating income (expense), net.

	Three Months Ended
	March 31,
	2009	2008
		(recast)
	(in millions)
Equity in earnings of unconsolidated affiliates	$1	$—
Unrealized gains (losses) on derivative instruments, net	11	(16)
Realized losses on derivative instruments, net	(6)	—
Other, net	2	—

Total other non-operating income (expense), net	$8	$(16)

17. RELATED PARTY TRANSACTIONS
     The Company identifies related parties as investors in its consolidated subsidiaries, the Company’s joint venture partners and equity investments, and the Company’s executive management and directors and their respective affiliates. Transactions with related parties typically result from distribution of networks, mainly with the Discovery Japan, Inc. and Discovery Channel Canada joint ventures, production of content primarily with BBC affiliates, and services involving satellite uplink, systems integration, origination and post-production.
     The following table presents a summary of balances related to transactions with related parties during the three months ended March 31, 2009 and 2008.

	Three Months Ended
	March 31,
	2009	2008
		(recast)
	(in millions)
Revenues (a)	$4	$7
Operating costs and expenses (b)	4	15

(a)	Revenues for the three months ended March 31, 2008 exclude $9 million for related party transactions that were recorded by AMC, which was spun-off effective January 1, 2008.

(b)	Operating costs and expenses for the three months ended March 31, 2008 include disbursements of $9 million to an entity that is no longer a related party following the Newhouse Transaction.

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
     The following table presents a summary of outstanding balances from transactions with related parties as of March 31, 2009 and December 31, 2008.

	March 31,	December 31,
	2009	2008
	(in millions)
Accounts receivable	$4	$12
18. COMMITMENTS AND CONTINGENCIES
     As more fully described in the Company’s 2008 Annual Report on Form 10-K, the Company and its subsidiaries lease offices, satellite transponders, and certain equipment under capital and operating lease arrangements. The Company has several investments in joint ventures. From time-to-time the Company agrees to fund the operations of the ventures on an as needed basis. The Company has long-term noncancelable lease commitments for office space and equipment, studio facilities, transponders, vehicles and operating equipment. Content commitments of the Company not recorded on the balance sheet include obligations relating to programming development, programming production and programming acquisitions and talent contracts. Other commitments include obligations to purchase goods and services, employment contracts, sponsorship agreements and transmission services. A majority of such fees are payable over several years, as part of the normal course of business.
     In December 2007, Discovery acquired HSW and a 49.5% interest in HSWI. Pursuant to the terms of the agreement, Discovery has the option to: (i) distribute the HSWI stock to the former HSW shareholders, or (ii) sell the HSWI stock and distribute substantially all proceeds in excess of $0.37 per share to the former HSW shareholders. Discovery recognized a liability of $4 million at March 31, 2009 for its estimated obligation with respect to the HSWI shares to the former HSW shareholders.
     In addition to the amounts disclosed above, the Company has committed to fund up to $100 million of the OWN Network venture’s operations through September 2011 as discussed in Note 3.
     In connection with the Newhouse Transaction, DHC’s outstanding stock options were converted into stock options or stock settled stock appreciation rights of Discovery, in accordance with the terms of the agreements governing the Newhouse Transaction. Additionally, Advance/Newhouse received shares of Discovery’s Series A and Series C convertible preferred stock. In the event that the stock options that were converted in connection with the Newhouse Transaction are exercised, Advance/Newhouse is entitled to receive additional shares of the same series of convertible preferred stock. The Company has placed approximately 1.6 million shares of preferred stock into an escrow account for this anti-dilution provision. In the event that shares are released from escrow to Advance/Newhouse, the distribution would be accounted for as a dividend measured at the fair value of the underlying shares as of the Newhouse Transaction date.
     In the normal course of business, the Company has pending claims and legal proceedings. It is the opinion of the Company’s management, based on information available at this time, that none of the other current claims and proceedings will have a material effect on the Company’s consolidated financial statements.
19. REPORTABLE SEGMENTS INFORMATION
     The Company has three reportable segments: U.S. Networks, consisting principally of domestic cable and satellite television network programming, web brands, and other digital services; International Networks, consisting principally of international cable and satellite television network programming; and Commerce, Education, and Other, consisting principally of e-commerce, catalog, sound production, and domestic licensing businesses.
     Prior to the Newhouse Transaction (see Note 1) and related AMC spin-off (see Note 4), DHC had three reportable segments: Creative Services Group, which provided various technical and creative services necessary to complete principal photography into final products such as films, trailers, shows, and other media; Network Services Group, which provided the facilities and services necessary to assemble and distribute programming content for cable and broadcast network; and DCH, as a significant equity method investee. In connection with the Newhouse Transaction, DHC spun-off its interest in AMC, which included the Creative Services Group segment, except for CSS, and the Network Services Group segment. The discontinued operations of the Creative Services Group and Network Services Group segments have been excluded from the reportable segment information presented below.
     The CSS business, which remains with Discovery subsequent to the Newhouse Transaction and AMC spin-off, is included in the Commerce, Education, and Other segment. In accordance with ARB 51, the financial results of both DHC and DCH have been combined in Discovery’s financial statements as if the Newhouse Transaction occurred

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
January 1, 2008. Accordingly, the Commerce, Education, and Other segment information for March 31, 2008 includes amounts for CSS since January 1, 2008.
     The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies, except that certain inter-segment transactions that are eliminated at the consolidated level are not eliminated at the segment level as they are treated similar to third-party sales transactions in determining segment performance. Inter-segment transactions primarily include the purchase of advertising and content between segments. Inter-segment transactions are not material to the periods presented.
     The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less cost of revenues and selling, general and administrative expense excluding (i) mark-to-market share-based compensation expense, (ii) amortization of deferred launch incentives, (iii) restructuring and impairment charges, and (iv) gains (losses) on asset dispositions. Management uses Adjusted OIBDA to assess the operational strength and performance of its segments. Management uses this measure to view operating results, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze operating performance of each segment using the same metric management uses and also provides investors a measure to analyze operating performance of each segment against historical data. The Company excludes mark-to-market compensation expense and restructuring and impairment charges from the calculation of Adjusted OIBDA due to their volatility or non-recurring nature. The Company also excludes the amortization of deferred launch incentive payments because these payments are infrequent and the amortization does not represent cash payments in the current reporting period. Because Adjusted OIBDA is a non-GAAP measure, it should be considered in addition to, but not a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with U.S. GAAP.
     The Company’s reportable segments are determined based on: (i) financial information reviewed by the chief operating decision maker (“CODM”), the Chief Executive Officer, (ii) internal management and related reporting structure, and (iii) the basis upon which the CODM makes resource allocation decisions.
     The following tables present summarized financial information for each of the Company’s reportable segments.
Revenues by Segment

	Three Months Ended
	March 31,
	2009	2008
		(recast)
	(in millions)
U.S. Networks	$509	$484
International Networks	255	266
Commerce, Education, and Other	49	40
Corporate and inter-segment eliminations	4	19

Total revenues	$817	$809

     There were no material inter-segment transactions during the three months ended March 31, 2009 and 2008.
Adjusted OIBDA by Segment

	Three Months Ended
	March 31,
	2009	2008
		(recast)
	(in millions)
U.S. Networks	$275	$258
International Networks	96	80
Commerce, Education, and Other	6	—
Corporate and inter-segment eliminations	(48)	(37)

Total adjusted OIBDA	$329	$301

DISCOVERY COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Reconciliation of Total Adjusted OIBDA to Total Operating Income

	Three Months Ended
	March 31,
	2009	2008
		(recast)
	(in millions)
Total adjusted OIBDA	$329	$301
(Expense) income arising from long-term incentive plan awards (mark- to-market)	(32)	36
Depreciation and amortization	(38)	(47)
Amortization of deferred launch incentives	(14)	(21)
Exit and restructuring charges	(3)	—

Total operating income	$242	$269

Total Assets by Segment

	March 31,	December 31,
	2009	2008
	(amounts in millions)
U.S. Networks	$1,832	$1,840
International Networks	1,013	1,043
Commerce, Education, and Other	106	115
Corporate	7,524	7,486

Total assets	$10,475	$10,484

     Total assets allocated to “Corporate” in the above table includes the Company’s goodwill balance as the financial reports reviewed by the Company’s CODM does not include an allocation of goodwill to each reportable segment. Goodwill by reportable segment is disclosed in Note 7.
20. SUBSEQUENT EVENTS
     In April 2009, Discovery announced a proposed 50-50 joint venture with Hasbro to rebrand Discovery Kids as a new multi-platform children’s venture leveraging a strong base of intellectual property to compete more meaningfully in the kids market. Hasbro will acquire its ownership for approximately $300 million. It is expected that Discovery Kids will be rebranded in the second half of 2010. The joint venture is expected to close in the summer of 2009 and is subject to customary closing conditions, including necessary regulatory approvals. There can be no assurance that such approvals will be obtained.
21. CONDENSED CONSOLIDATING FINANCIAL INFORMATION
     The Company is planning to register certain debt securities with full and unconditional guarantees and may issue certain other debt securities with full and unconditional, joint and several guarantees. Accordingly, set forth below is condensed consolidating financial information presenting the financial position, results of operations, and cash flows of (i) Discovery Communications, Inc. (“Discovery” or the “Company”), (ii) Discovery Communications, LLC (“DCL”), (iii) Discovery Communications Holding, LLC (“DCH”), (iv) non-guarantor subsidiaries of DCL on a combined basis, (v) other non-guarantor subsidiaries of Discovery on a combined basis and (vi) the eliminations and reclassifications necessary to arrive at the information for the Company on a consolidated basis. Discovery, DCL, and DCH are each potential issuers or guarantors. For any issuance of debt, Discovery will be an issuer or guarantor.
     The supplemental condensed consolidating financial information should be read in conjunction with the consolidated financial statements of the Company.
     The existing indebtedness of DCL and DCH comprises substantially all of the indebtedness of the Company. The financial covenants of the respective debt agreements limit DCL and DCH from making distributions to Discovery. The terms of DCL’s senior notes restrict the cumulative payment of dividends over the life of the senior notes to an amount calculated based on the cumulative net income of DCL less the cumulative distributions to DCL’s owners. In addition, the terms of the DCH’s Term Loan B allow DCH to pay dividends to Discovery to the extent that DCH’s leverage ratio does not exceed 5 to 1 based upon defined measures of cash flows and indebtedness.
BASIS OF PRESENTATION
     In accordance with the rules and regulations of the Securities and Exchange Commission, the equity method has been applied to (i) Discovery’s interest in DCH and other non-guarantor subsidiaries, (ii) DCH’s interest in DCL, and (iii) DCL’s interest in non-guarantor subsidiaries. All intercompany balances and transactions have been eliminated. Discovery’s bases in all subsidiaries, including goodwill and recognized intangible assets, have been “pushed-down” to the applicable subsidiaries.

CONDENSED CONSOLIDATING BALANCE SHEET
March 31, 2009
(in millions)

					Other Non-Guarantor
				Non-Guarantor	Subsidiaries of		Discovery
	Discovery	Discovery		Subsidiaries of	Discovery	Reclassifications	Communications,
	Communications,	Communications	Discovery	Discovery	Communications,	and	Inc. and
	Inc.	Holding, LLC	Communications, LLC	Communications, LLC	Inc.	Eliminations	Subsidiaries
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$59	$82	$1	$—	$142
Receivables, net	—	—	346	413	13	(32)	740
Content rights, net	—	—	17	63	—	—	80
Prepaid expenses and other current assets	1	—	60	96	—	(7)	150

Total current assets	1	—	482	654	14	(39)	1,112

Investment in and advances to subsidiaries	8,168	7,188	4,390	—	6,262	(26,008)	—
Noncurrent content rights, net	—	—	531	651	—	10	1,192
Property and equipment, net	—	—	87	290	7	—	384
Goodwill	—	—	4,144	2,734	11	—	6,889
Intangible assets, net	—	—	393	308	1	—	702
Other noncurrent assets	—	48	44	207	—	(103)	196

Total assets	$8,169	$7,236	$10,071	$4,844	$6,295	$(26,140)	$10,475

LIABILITIES, REDEEMABLE INTERESTS IN SUBSIDIARIES, AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$49	$6	$168	$171	$—	$(23)	$371
Current portion of long-term debt	—	15	557	14	—	—	586
Other current liabilities	—	16	95	105	7	(6)	217

Total current liabilities	49	37	820	290	7	(29)	1,174

Long-term debt	—	1,459	1,648	30	—	—	3,137
Other noncurrent liabilities	—	46	415	61	20	(104)	438

Total liabilities	49	1,542	2,883	381	27	(133)	4,749

Redeemable interests in subsidiaries	—	—	—	49	—	—	49

Intercompany contributions and advances between Discovery Communications, Inc. and subsidiaries	2,467	2,525	2,484	5,414	1,681	(14,571)	—
Equity attributable to Discovery Communications, Inc.	5,653	3,169	4,704	(1,007)	4,587	(11,453)	5,653

Equity and advances attributable to Discovery Communications, Inc.	8,120	5,694	7,188	4,407	6,268	(26,024)	5,653
Equity attributable to non-controlling interests	—	—	—	7	—	17	24

Total equity	8,120	5,694	7,188	4,414	6,268	(26,007)	5,677

Total liabilities, redeemable interests in subsidiaries, and equity	$8,169	$7,236	$10,071	$4,844	$6,295	$(26,140)	$10,475

CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2008
(in millions)

					Other Non-Guarantor
				Non-Guarantor	Subsidiaries of		Discovery
	Discovery	Discovery		Subsidiaries of	Discovery	Reclassifications	Communications,
	Communications,	Communications	Discovery	Discovery	Communications,	and	Inc. and
	Inc.	Holding, LLC	Communications, LLC	Communications, LLC	Inc.	Eliminations	Subsidiaries
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$13	$84	$3	$—	$100
Receivables, net	—	—	369	415	12	(16)	780
Content rights, net	—	—	13	60	—	—	73
Prepaid expenses and other current assets	13	12	58	93	—	(20)	156

Total current assets	13	12	453	652	15	(36)	1,109

Investment in and advances to subsidiaries	7,989	7,006	4,372	—	6,144	(25,511)	—
Noncurrent content rights, net	—	—	533	640	—	(10)	1,163
Property and equipment, net	—	—	90	301	4	—	395
Goodwill	—	—	4,142	2,738	11	—	6,891
Intangible assets, net	—	—	394	321	1	—	716
Other noncurrent assets	—	50	35	225	1	(101)	210

Total assets	$8,002	$7,068	$10,019	$4,877	$6,176	$(25,658)	$10,484

LIABILITIES, REDEEMABLE INTERESTS IN SUBSIDIARIES, AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$—	$4	$242	$214	$—	$(39)	$421
Current portion of long-term debt	—	15	431	12	—	—	458
Other current liabilities	—	16	61	114	7	(7)	191

Total current liabilities	—	35	734	340	7	(46)	1,070

Long-term debt	—	1,463	1,835	33	—	—	3,331
Other noncurrent liabilities	—	53	444	58	19	(101)	473

Total liabilities	—	1,551	3,013	431	26	(147)	4,874

Redeemable interests in subsidiaries	—	—	—	49	—	—	49

Intercompany contributions and advances between Discovery Communications, Inc. and subsidiaries	2,466	2,459	2,398	5,470	1,635	(14,428)	—
Equity attributable to Discovery Communications, Inc.	5,536	3,058	4,608	(1,082)	4,515	(11,099)	5,536

Equity and advances attributable to Discovery Communications, Inc.	8,002	5,517	7,006	4,388	6,150	(25,527)	5,536
Equity attributable to non-controlling interests	—	—	—	9	—	16	25

Total equity	8,002	5,517	7,006	4,397	6,150	(25,511)	5,561

Total liabilities, redeemable interests in subsidiaries, and equity	$8,002	$7,068	$10,019	$4,877	$6,176	$(25,658)	$10,484

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2009
(in millions)

					Other
				Non-Guarantor	Non-Guarantor
		Discovery		Subsidiaries of	Subsidiaries of		Discovery
	Discovery	Communications	Discovery	Discovery	Discovery	Reclassifications	Communications,
	Communications,	Holding,	Communications,	Communications,	Communications,	and	Inc. and
	Inc.	LLC	LLC	LLC	Inc.	Eliminations	Subsidiaries
Revenues:
Distribution	$—	$—	$182	$243	$—	$—	$425
Advertising	—	—	172	130	—	(1)	301
Other	—	—	20	57	17	(3)	91

Total revenues	—	—	374	430	17	(4)	817

Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization listed below	—	—	96	146	13	(2)	253
Selling, general and administrative	2	—	83	196	2	(2)	281
Depreciation and amortization	—	—	12	27	(1)	—	38
Exit and restructuring charges	—	—	2	1	—	—	3

Total operating costs and expenses	2	—	193	370	14	(4)	575

Operating (loss) income	(2)	—	181	60	3	—	242

Other income (expense):
Equity in earnings of subsidiaries	120	133	35	—	78	(366)	—
Interest expense, net	—	(25)	(31)	(1)	—	—	(57)
Other, net	—	1	5	2	—	—	8

Total other income (expense), net	120	109	9	1	78	(366)	(49)

Income before income taxes	118	109	190	61	81	(366)	193

Benefit from (provision for) income taxes	1	9	(57)	(22)	(1)	—	(70)

Net income	119	118	133	39	80	(366)	123

Less: Net income attributable to non-controlling interests	—	—	—	(3)	—	(1)	(4)

Net income attributable to Discovery Communications, Inc.	$119	$118	$133	$36	$80	$(367)	$119

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2008
(in millions)

					Other
				Non-Guarantor	Non-Guarantor
		Discovery		Subsidiaries of	Subsidiaries of		Discovery
	Discovery	Communications	Discovery	Discovery	Discovery	Reclassifications	Communications,
	Communications,	Holding,	Communications,	Communications,	Communications,	and	Inc. and
	Inc.	LLC	LLC	LLC	Inc.	Eliminations	Subsidiaries
Revenues:
Distribution	$—	$—	$171	$231	$—	$—	$402
Advertising	—	—	174	130	—	—	304
Other	—	—	13	81	15	(6)	103

Total revenues	—	—	358	442	15	(6)	809

Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization listed below	—	—	79	153	12	(2)	242
Selling, general and administrative	—	—	63	183	9	(4)	251
Depreciation and amortization	—	—	12	34	1	—	47

Total operating costs and expenses	—	—	154	370	22	(6)	540

Operating income (loss)	—	—	204	72	(7)	—	269

Other income (expense):
Equity in earnings of subsidiaries	34	116	21	—	32	(203)	—
Interest expense, net	—	(26)	(40)	(3)	—	—	(69)
Other, net	—	(1)	(13)	(2)	—	—	(16)

Total other income (expense), net	34	89	(32)	(5)	32	(203)	(85)

Income before income taxes	34	89	172	67	25	(203)	184

Benefit from (provision for) income taxes	—	9	(56)	(39)	(24)	—	(110)

Net income	34	98	116	28	1	(203)	74

Less: Net income attributable to non-controlling interests	—	—	—	—	—	(40)	(40)

Net income attributable to Discovery Communications, Inc.	$34	$98	$116	$28	$1	$(243)	$34

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Three Months Ended March 31, 2009
(in millions)

					Other
				Non-Guarantor	Non-Guarantor
		Discovery		Subsidiaries of	Subsidiaries of		Discovery
	Discovery	Communications	Discovery	Discovery	Discovery		Communications,
	Communications,	Holding,	Communications,	Communications,	Communications,		Inc. and
	Inc.	LLC	LLC	LLC	Inc.	Eliminations	Subsidiaries
Operating Activities
Net income	$119	$118	$133	$39	$80	$(366)	$123
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Share-based compensation expense	—	—	33	4	—	—	37
Depreciation and amortization	—	—	12	27	(1)	—	38
Equity in earnings of subsidiaries	(120)	(133)	(35)	—	(78)	366	—
Deferred income taxes	—	—	(30)	9	(1)	—	(22)
Other noncash (income) expenses, net	—	(1)	(14)	25	—	—	10
Changes in operating assets and liabilities:
Receivables, net	—	—	23	6	(1)	—	28
Accounts payable and accrued liabilities	61	1	(133)	16	—	—	(55)
Other, net	—	11	(5)	(25)	—	—	(19)

Cash provided by (used in) operating activities	60	(4)	(16)	101	(1)	—	140

Investing Activities
Purchases of property and equipment	—	—	(13)	(6)	(1)	—	(20)

Cash used in investing activities	—	—	(13)	(6)	(1)	—	(20)

Financing Activities
Net borrowings from revolver loan	—	—	—	3	—	—	3
Principal repayments of long-term debt	—	(4)	(62)	—	—	—	(66)
Principal repayments of capital lease obligations	—	—	(1)	(2)	—	—	(3)
Cash distribution to non-controlling interest	—	—	—	(5)	—	—	(5)
Intercompany contributions and other financing activities, net	(60)	8	138	(89)	—	—	(3)

Cash (used in) provided by financing activities	(60)	4	75	(93)	—	—	(74)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(4)	—	—	(4)

Change in cash and cash equivalents	—	—	46	(2)	(2)	—	42
Cash and cash equivalents, beginning of period	—	—	13	84	3	—	100

Cash and cash equivalents, end of period	$—	$—	$59	$82	$1	$—	$142

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Three Months Ended March 31, 2008
(in millions)

					Other
				Non-Guarantor	Non-Guarantor
		Discovery		Subsidiaries of	Subsidiaries of		Discovery
	Discovery	Communications	Discovery	Discovery	Discovery		Communications,
	Communications,	Holding,	Communications,	Communications,	Communications,		Inc. and
	Inc.	LLC	LLC	LLC	Inc.	Eliminations	Subsidiaries
Operating Activities
Net income	$34	$98	$116	$28	$1	$(203)	$74
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Share-based compensation (benefit) expense	—	—	(40)	4	—	—	(36)
Depreciation and amortization	—	—	12	34	17	—	63
Equity in earnings of subsidiaries	(34)	(116)	(21)	—	(32)	203	—
Deferred income taxes	—	1	17	4	24	—	46
Other noncash expenses, net	—	3	7	27	—	—	37
Changes in operating assets and liabilities, net of discontinued operations:
Receivables, net	—	—	(8)	10	(28)	—	(26)
Accounts payable and accrued liabilities	—	27	(120)	(3)	17	—	(79)
Other, net	—	(1)	9	(19)	(1)	—	(12)

Cash provided by (used in) operating activities	—	12	(28)	85	(2)	—	67

Investing Activities
Purchases of property and equipment	—	—	(11)	(3)	(8)	—	(22)
Net cash acquired from Newhouse Transaction	—	—	—	45	—	—	45
Business acquisitions, net of cash acquired	—	—	—	(3)	—	—	(3)
Proceeds from sale of securities	—	—	—	—	24	—	24

Cash provided by (used in) investing activities	—	—	(11)	39	16	—	44

Financing Activities
Net borrowings (repayments) from revolver loan	—	—	165	(6)	—	—	159
Principal repayments of long-term debt	—	(4)	(180)	—	—	—	(184)
Principal repayments of capital lease obligations	—	—	(1)	(1)	—	—	(2)
Intercompany contributions and other financing activities, net	—	(8)	57	(59)	—	—	(10)

Cash (used in) provided by financing activities	—	(12)	41	(66)	—	—	(37)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	9	—	—	9

Change in cash and cash equivalents	—	—	2	67	14	—	83
Cash and cash equivalents of discontinued operations, beginning of period	—	—	—	—	201	—	201
Cash and cash equivalents of continuing operations, beginning of period	—	—	—	—	8	—	8

Cash and cash equivalents, end of period	$—	$—	$2	$67	$223	$—	$292